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                                                                 Exhibit 10.43
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                               Security Agreement

Debtor:    IN THE COMPANY OF DOGS, INC. (formerly ICOD ACQUISITION CORP.)

Address:   151 West 25th, 12th Floor
           New York, New York 10001


Date:      January 31, 2000


This Security Agreement is entered into as of the above date at Los Angeles, California, between the above-named debtor(s) (jointly and severally, the "Debtor"), whose chief executive office is set forth above ("Debtor's Address"), and Greyrock Capital, a Division of Banc of America Commercial Finance Corporation ("Greyrock"), whose address is 10880 Wilshire Blvd., Suite 1850,
Los Angeles, CA 90024. Certain capitalized terms used in this Agreement are defined in Section 6 below.

1. DEFINITIONS OF OBLIGATIONS AND COLLATERAL; GRANT OF SECURITY INTEREST.

  1.1 Obligations. The term "Obligations" as used in this Agreement shall mean and include each and all of the following: the obligation to pay and perform when due all indebtedness, liabilities, obligations, guarantees, covenants, agreements, warranties and representations of Debtor to Greyrock, whether heretofore, now or hereafter existing, owing or arising; whether primary, secondary, direct, absolute, contingent, fixed, secured or unsecured; joint or several, monetary or non-monetary; and whether created pursuant to, or caused by Debtor's breach of, this Agreement, or any other present or future agreement or instrument, or created by operation of law or otherwise. The Obligations include without limitation the obligations of Debtor under that certain Continuing Guaranty in favor of Greyrock with respect to the indebtedness of Petopia.com, Inc., and all extensions and renewals, thereof.

  1.2 Collateral. To secure the payment and performance of all of the Obligations when due, Debtor hereby grants to Greyrock a security interest in all of Debtor's interest in the following, whether now owned or hereafter acquired, and wherever located (collectively, the "Collateral"): All Inventory, Equipment, Investment Property, Receivables, and General Intangibles, including, without limitation, all of Debtor's Deposit Accounts, all money, all collateral in which Greyrock is granted a security interest pursuant to any other present or future agreement, all property now or at any time in the future in Greyrock's possession, and all proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties), all products of the foregoing, and all books and records related to any of the foregoing.

2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE DEBTOR.

  In order to induce Greyrock to enter into this Agreement, Debtor represents and warrants to Greyrock as follows, and Debtor covenants that the following representations will continue to be true, and that Debtor will at all times comply with all of the following covenants:

  2.1 Corporate Existence and Authority. Debtor, if a corporation, is and will continue to be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Debtor is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would have a material adverse effect on Debtor. The execution, delivery and performance by Debtor of this Agreement, and all other documents contemplated hereby (i) have been duly and validly authorized, (ii) are enforceable against Debtor in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally), (iii) do not violate Debtor's articles or certificate of incorporation, or Debtor's by-laws, or any law or any material agreement or instrument which is binding upon Debtor or its property, and (iv) do not constitute grounds for acceleration of any material indebtedness or obligation under any material agreement or instrument which is binding upon Debtor or its property.

  2.2 Name; Trade Names and Styles. The name of Debtor set forth in the heading to this Agreement is its correct name. Listed on the Schedule are all prior names of Debtor and all of Debtor's present and prior trade names. Debtor shall give Greyrock 30 days' prior written notice before changing its name. Debtor shall promptly provide notice to Greyrock if Debtor conducts business under any fictitious name. Debtor has complied, and will in the future comply, with all laws relating to the conduct of business under a fictitious business name.

  2.3. Place of Business; Location of Collateral. The address set forth in the heading to this Agreement is Debtor's chief executive office. In addition, Debtor has places of business and Collateral is located only at the locations set forth on the Schedule. Debtor will give Greyrock prior written notice before opening any additional place of business, changing its chief executive office, or moving any material portion of the Collateral to a location other than Debtor's Address or one of the locations set forth on the Schedule.

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Greyrock Capital                                         Security Agreement
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  2.4 Title to Collateral; Permitted Liens. Debtor is now, and will at all times in the future be, the sole owner of all the Collateral, except for items of Equipment which are leased by Debtor. The Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for Permitted Liens. Greyrock now has, and will continue to have, a first-priority perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens, and Debtor will at all times defend Greyrock and the Collateral against all claims of others. Whenever any Collateral is located upon premises in which any third party has an interest (whether as owner, mortgagee, beneficiary under a deed of trust, lien or otherwise), Debtor shall, whenever requested by Greyrock, use its best efforts to cause such third party to execute and deliver to Greyrock, in form acceptable to Greyrock, such waivers and subordinations as Greyrock shall specify, so as to ensure that Greyrock's rights in the Collateral are, and will continue to be, superior to the rights of any such third party. Debtor will keep in full force and effect, and will comply with all the terms of, any lease of real property where any of the Collateral now or in the future may be located.

  2.5 Maintenance of Collateral. Debtor will maintain the Collateral in good working condition, ordinary wear and tear excepted, and Debtor will not use the Collateral for any unlawful purpose. Debtor will immediately advise Greyrock in writing of any material loss or damage to the Collateral.

3. DUTIES OF THE DEBTOR.

  3.1 Insurance. Debtor shall, at all times, insure all of the tangible personal property Collateral and carry such other business insurance, with insurers reasonably acceptable to Greyrock, in such form and amounts as set forth in the Schedule, and Debtor shall provide evidence of such insurance to Greyrock, so that Greyrock is satisfied that such insurance is, at all times, in full force and effect. All such insurance policies shall name Greyrock as an additional loss payee, and shall contain a lenders loss payee endorsement in form reasonably acceptable to Greyrock. Upon receipt of the proceeds of any such insurance, Debtor shall apply such proceeds for the replacement of the Collateral with respect to which the insurance proceeds were paid. Greyrock may require reasonable assurance that the insurance proceeds so released will be so used. If Debtor fails to provide or pay for any insurance, Greyrock may, but is not obligated to, obtain the same at Debtor's expense. Debtor shall promptly deliver to Greyrock copies of all reports made to insurance companies.

  3.2 Access to Collateral, Books and Records. At reasonable times, and on one Business Day's notice, Greyrock, or its agents, shall have the right to inspect the Collateral, and the right to audit and copy Debtor's books and records. Greyrock shall take reasonable steps to keep confidential all information obtained in any such inspection or audit, but Greyrock shall have the right to disclose any such information to its auditors, regulatory agencies, and attorneys, and pursuant to any subpoena or other legal process.

  3.3 Litigation Cooperation. Should any third-party suit or proceeding be instituted by or against Greyrock with respect to any Collateral or in any manner relating to Debtor, Debtor shall, without expense to Greyrock, make available Debtor and its officers, employees and agents, and Debtor's books and records, without charge, to the extent that Greyrock may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

  3.4 Notification of Changes. Debtor will promptly notify Greyrock in writing of any change in its officers or directors, the opening of any new bank account or other deposit account, and any material adverse change in the business or financial affairs of Debtor.

  3.5 Further Assurances. Debtor agrees, at its expense, on request by Greyrock, to execute all documents and take all actions, as Greyrock may deem reasonably necessary or useful in order to perfect and maintain Greyrock's perfected security interest in the Collateral, and in order to fully consummate the transactions contemplated by this Agreement.

  3.6 Indemnity. Debtor hereby agrees to indemnify Greyrock and hold Greyrock harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, costs and expenses (including attorneys' fees), of every nature, character and description, which Greyrock may sustain or incur based upon or arising out of any of the Obligations, any actual or alleged failure to collect and pay over any withholding or other tax relating to Debtor or its employees, any relationship or agreement between Greyrock and Debtor, any actual or alleged failure of Greyrock to comply with any writ of attachment or other legal process relating to Debtor or any of its property, or any other matter, cause or thing whatsoever occurred, done, omitted or suffered to be done by Greyrock relating to Debtor or the Obligations (except any such amounts sustained or incurred as the result of the gross negligence or willful misconduct of Greyrock or any of its directors, officers, employees, agents, attorneys, or any other person affiliated with or representing Greyrock). Notwithstanding any provision in this Agreement to the contrary, the indemnity agreement set forth in this Section shall survive any termination of this Agreement and shall for all purposes continue in full force and effect.

4. TERM. This Agreement shall continue in effect until all of the Obligations have been paid and performed in full and all agreements between Greyrock and Debtor have been terminated.

5. EVENTS OF DEFAULT AND REMEDIES.

  5.1 Events of Default. The occurrence of any of an "Event of Default" under the Loan and Security Agreement by and between Petopia.com, Inc. and Greyrock shall be Event of Default hereunder.

  5.2 Remedies. Upon the occurrence and during the continuance of any Event of Default, Greyrock, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Debtor), may do any one or more of the following: (a) Accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation; (b) Take possession of any or all of the Collateral wherever it may be found, and for that purpose Debtor hereby authorizes Greyrock without judicial process to enter onto any of Debtor's premises without interference to search for, take

Greyrock Capital                                          Security Agreement
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possession of, keep, store, or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof, without charge for so long as Greyrock deems it reasonably necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should Greyrock seek to take possession of any of the Collateral by Court process, Debtor hereby irrevocably waives: (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession; (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any requirement that Greyrock retain possession of, and not dispose of, any such Collateral until after trial or final judgment; (c) Require Debtor to assemble any or all of the Collateral and make it available to Greyrock at places designated by Greyrock which are reasonably convenient to Greyrock and Debtor, and to remove the Collateral to such locations as Greyrock may deem advisable; (d) Complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, Greyrock shall have the right to use Debtor's premises, vehicles, hoists, lifts, cranes, equipment and all other property without charge; (e) Sell, lease or otherwise dispose of any of the Collateral, in its condition at the time Greyrock obtains possession of it or after further manufacturing, processing or repair, at one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. Greyrock shall have the right to conduct such disposition on Debtor's premises without charge, for such time or times as Greyrock deems reasonable, or on Greyrock's premises, or elsewhere and the Collateral need not be located at the place of disposition. Greyrock may directly or through any affiliated company purchase or lease any Collateral at any such public disposition, and if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral shall not relieve Debtor of any liability Debtor may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale; (f) Collect, receive, dispose of and realize upon any Investment Property, including withdrawal of any and all funds from any securities accounts; (g) Demand payment of, and collect any Receivables and General Intangibles comprising Collateral and, in connection therewith, Debtor irrevocably authorizes Greyrock to endorse or sign Debtor's name on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to Debtor and remove therefrom payments made with respect to any item of the Collateral or proceeds thereof, and, in Greyrock's sole discretion, to grant extensions of time to pay, compromise claims and settle Receivables, General Intangibles and the like for less than face value; and (h) Demand and receive possession of any of Debtor's federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto. Debtor recognizes that Greyrock may be unable to make a public sale of any or all of the Investment Property, by reasons of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale. All reasonable attorneys' fees, expenses, costs, liabilities and obligations incurred by Greyrock with respect to the foregoing shall be added to and become part of the Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.

  5.3 Standards for Determining Commercial Reasonableness. Debtor and Greyrock agree that a sale or other disposition (collectively, "sale") of any Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable: (i) Notice of the sale is given to Debtor at least seven days prior to the sale, and, in the case of a public sale, notice of the sale is published at least seven days before the sale in a newspaper of general circulation in the county where the sale is to be conducted; (ii) Notice of the sale describes the collateral in general, nonspecific terms; (iii) The sale is conducted at a place designated by Greyrock, with or without the Collateral being present; (iv) The sale commences at any time between 8:00 a.m. and 6:00 p.m; (v) Payment of the purchase price in cash or by cashier's check or wire transfer is required; (vi) With respect to any sale of any of the Collateral, Greyrock may (but is not obligated to) direct any prospective purchaser to ascertain directly from Debtor any and all information concerning the same. Greyrock shall be free to employ other methods of noticing and selling the Collateral, in its discretion, if they are commercially reasonable.

  5.4 Power of Attorney. Upon the occurrence and during the continuance of any Event of Default, without limiting Greyrock's other rights and remedies, Debtor grants to Greyrock an irrevocable power of attorney coupled with an interest, authorizing and permitting Greyrock (acting through any of its employees, attorneys or agents) at any time, at its option, but without obligation, with or without notice to Debtor, and at Debtor's expense, to do any or all of the following, in Debtor's name or otherwise, but Greyrock agrees to exercise the following powers in a commercially reasonable manner: (a) Execute on behalf of Debtor any documents that Greyrock may, in its sole discretion, deem advisable in order to perfect and maintain Greyrock's security interest in the Collateral, or in order to exercise a right of Debtor or Greyrock, or in order to fully consummate all the transactions contemplated under this Agreement, and all other present and future agreements; (b) Execute on behalf of Debtor any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or to lease (as lessor or lessee) any real or personal property which is part of Greyrock's Collateral or in which Greyrock has an interest; (c) Execute on behalf of Debtor, any invoices relating to any Receivable, any draft against any Account Debtor and any notice to any Account Debtor, any proof of claim in bankruptcy, any Notice of Lien, claim of mechanic's materialman's or other lien, or assignment or satisfaction of mechanic's, materialman's or other lien; (d) Take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of Debtor upon any instruments, or documents, evidence of payment or Collateral that may come into Greyrock's possession; (e) Endorse all checks and other forms of remittances received by Greyrock; (f) Pay, contest or settle any lien, charge, encumbrance, security interest and adverse claim

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Greyrock Capital                                            Security Agreement
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in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (g) Grant extensions of time to pay, compromise claims and settle Receivables and General Intangibles for less than face value and execute all releases and other documents in connection therewith; (h) Pay any sums required on account of Debtor's taxes or to secure the release of any liens therefor, or both; (i) Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor; (j) Instruct any third party having custody or control of any books or records belonging to, or relating to, Debtor to give Greyrock the same rights of access and other rights with respect thereto as Greyrock has under this Agreement; (k) Execute and deliver to any securities intermediary or other Person any entitlement order, account control agreement or other notice, document or instrument with respect to any Investment Property; and (k) Take any action or pay any sum required of Debtor pursuant to this Agreement and any other present or future agreements. Any and all reasonable sums paid and any and all reasonable costs, expenses, liabilities, obligations and reasonable attorneys' fees incurred by Greyrock with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. In no event shall Greyrock's rights under the foregoing power of attorney or any of Greyrock's other rights under this Agreement be deemed to indicate that Greyrock is in control of the business, management or properties of Debtor.

  5.5 Application of Proceeds. All proceeds realized as the result of any sale or other disposition of the Collateral shall be applied by Greyrock first to the reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by Greyrock in the exercise of its rights under this Agreement, second to the interest due upon any of the Obligations, and third to the principal of the Obligations, in such order as Greyrock shall determine in its sole discretion. Any surplus shall be paid to Debtor or other persons legally entitled thereto; Debtor shall remain liable to Greyrock for any deficiency. If Greyrock, in its sole discretion, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Greyrock shall have the option, exercisable at any time, in its sole discretion, of either reducing the Obligations by the principal amount of purchase price or deferring the reduction of the Obligations until the actual receipt by Greyrock of the cash therefor.

  5.6 Remedies Cumulative. In addition to the rights and remedies set forth in this Agreement, Greyrock shall have all the other rights and remedies accorded a secured party under the California Uniform Commercial Code and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between Greyrock and Debtor, and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by Greyrock of one or more of its rights or remedies shall not be deemed an election, nor bar Greyrock from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Greyrock to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

6. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

 "Account Debtor" means the obligor on a Receivable.
  --------------

  "Affiliate"  means, with respect to any Person, a relative, 10% partner, 10%
   ---------
shareholder, director, or officer of such Person, or any parent or subsidiary of such Person, or any Person controlling, controlled by or under common control with such Person.

  "Agreement" and "this Agreement" means this Security Agreement and all
   ---------       --------------
modifications and amendments thereto, extensions thereof, and replacements therefor.

 "Business Day" means a day on which Greyrock is open for business.
  ------------

  "Code" means the Uniform Commercial Code as adopted and in effect in the State
   ----
of California from time to time.

 "Collateral" has the meaning set forth in Section 1.2 above.
  ----------

  "Default"  means any event which with notice or passage of time or both, would
  --------
constitute an Event of Default.

 "Deposit Account"  has the meaning set forth in Section 9105 of the Code.
 ----------------

  "Equipment"  means all of Debtor's present and hereafter acquired machinery,
  ----------
molds, machine tools, motors, furniture equipment, furnishings, fixtures, trade fixtures, motor vehicles, tools, parts, dyes, jigs, goods and other tangible personal property (other than Inventory) of every kind and description used in Debtor's operations or owned by Debtor and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions or improvements to any of the foregoing, wherever located.

 "Event of Default" means any of the events set forth in Section 5.1 of this
 -----------------
Agreement.

  "General Intangibles" means all general intangibles of Debtor, whether now
  --------------------
owned or hereafter created or acquired by Debtor, including, without limitation, all choses in action, causes of action, corporate or other business records, Deposit Accounts, inventions, designs, drawings, blueprints, patents, patent applications, trademarks and the goodwill of the business symbolized thereby, names, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises customer lists, security and other deposits, rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Debtor against Greyrock, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including life insurance, key man insurance, credit insurance, liability insurance, property insurance and other insurance), tax refunds and claims, computer programs, discs, tapes and tape files, claims under guaranties, security interests or other security held by or

Greyrock Capital                                        Security Agreement
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granted to Debtor, all rights to indemnification and all other intangible property of every kind and nature (other than Receivables).

  "Inventory"  means all of Debtor's now owned and hereafter acquired goods,
   ---------
merchandise or other personal property, wherever located, to be furnished under any contract of service or held for sale or lease (including all raw materials, work in process, finished goods and goods in transit), and all materials and supplies of every kind, nature and description which are or might be used or consumed in Debtor's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise or other personal property, and all warehouse receipts, documents of title and other documents representing any of the foregoing.

  "Investment Property" means any and all investment property of Debtor,
   -------------------
including all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, and whether now existing or hereafter acquired or arising.

 "Obligation" has the meaning set forth in Section 1 above.
  ----------

  "Permitted Liens" means the following: (i) purchase money security interests
   ---------------
in specific items of Equipment; (ii) leases of specific items of Equipment;
(iii) liens for taxes not yet payable; (iv) additional security interests and liens which are subordinate to the security interest in favor of Greyrock and are consented to in writing by Greyrock (which consent shall not be unreasonably withheld); (v) security interests being terminated substantially concurrently with this Agreement; (vi) liens of materialmen, mechanics, warehousemen, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent; (vii) liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described above in clauses (i) or (ii) above, provided that any extension, renewal or replacement lien is limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; (viii) Liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods; and (ix) a first priority lien securing up to $2 million of indebtedness of Debtor. Greyrock will have the right to require, as a condition to its consent under subparagraph (iv) above, that the holder of the additional security interest or lien sign an intercreditor agreement on Greyrock's then standard form, acknowledge that the security interest is subordinate to the security interest in favor of Greyrock, and agree not to take any action to enforce its subordinate security interest so long as any Obligations remain outstanding, and that Debtor agree that any uncured default in any obligation secured by the subordinate security interest shall also constitute an Event of Default under this Agreement.

  "Person" means any individual, sole proprietorship, partnership, joint
   ------
venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

  "Receivables" means all of Debtor's now owned and hereafter acquired accounts
   -----------
(whether or not earned by performance), letters of credit, contract rights, chattel paper, instruments, securities, documents and all other forms of obligations at any time owing to Debtor, all guaranties and other security therefor, all merchandise returned to or repossessed by Debtor, and all rights of stoppage in transit and all other rights or remedies of an unpaid vendor, lien or secured party.

  Other Terms. All accounting terms used in this Agreement, unless otherwise
  -----------
indicated, shall have the meanings given to such terms in accordance with generally accepted accounting principles, consistently applied. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

7. GENERAL PROVISIONS.

  7.1 Application of Payments. All payments with respect to the Obligations shall be applied, to the Obligations, as follows: first, to cost, fees and expenses referred to herein, next to accrued and unpaid interest, and the remaining balance to the payment of principal.

  7.2 Notices. All notices to be given under this Agreement shall be in writing and shall be given either personally or by reputable private delivery service or by regular first-class mail, or certified mail return receipt requested, addressed to Greyrock or Debtor at the addresses shown in the heading to this Agreement, or at any other address designated in writing by one party to the other party. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, or at the expiration of one Business Day following delivery to the private delivery service, or two Business Days following the deposit thereof in the United States mail, with postage prepaid.

  7.3 Severability. Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

  7.4 Integration. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Debtor and Greyrock and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. There are no oral
                                                   -----------------
understandings, representations or agreements between the parties which are not
-------------------------------------------------------------------------------
set forth in this Agreement or in other written agreements signed by the parties
--------------------------------------------------------------------------------
in connection herewith.
-----------------------

  7.5 Waivers. The failure of Greyrock at any time or times to require Debtor to strictly comply with any of the provisions of this Agreement or any other present or future agreement between Debtor and Greyrock shall not waive or diminish any right of Greyrock later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other agreement now or in the future executed by Debtor and delivered to Greyrock shall be deemed to have been

  Greyrock Capital                                          Security Agreement
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waived by any act or knowledge of Greyrock or its agents or employees, but only by a specific written waiver signed by an authorized officer of Greyrock and delivered to Debtor. Debtor waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, General Intangible, document or guaranty at any time held by Greyrock on which Debtor is or may in any way be liable, and notice of any action taken by Greyrock, unless expressly required by this Agreement.

  7.6 Amendment. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by Debtor and a duly authorized officer of Greyrock.

  7.7 Time of Essence. Time is of the essence in the performance by Debtor of each and every obligation under this Agreement.

  7.8 Attorneys Fees and Costs. Debtor shall reimburse Greyrock for all reasonable attorneys' fees and all filing, recording, search, title insurance, appraisal, audit, and other reasonable costs incurred by Greyrock, pursuant to or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to, any reasonable attorneys' fees and costs Greyrock incurs in order to do the following: prepare and negotiate this Agreement and the documents relating to this Agreement; obtain legal advice in connection with this Agreement or Debtor; enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, Account Debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or any of Debtor's books and records; protect, obtain possession of, lease, dispose of, or otherwise enforce Greyrock's security interest in, the Collateral; and otherwise represent Greyrock in any litigation relating to Debtor; provided, however, that the fees and costs incurred by Greyrock in connection with or relating to the preparation, negotiation and consummation of this Agreement and the documents relating hereto shall not exceed twenty-five thousand dollars ($25,000). If either Greyrock or Debtor files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and attorneys' fees, including (but not limited to) reasonable attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. All attorneys' fees and costs to which Greyrock may be entitled pursuant to this Paragraph shall immediately become part of Debtor's Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.

  7.9 Benefit of Agreement. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Debtor and Greyrock; provided, however, that Debtor may not assign or transfer any of its rights under this Agreement without the prior written consent of Greyrock, and any prohibited assignment shall be void. No consent by Greyrock to any assignment shall release Debtor from its liability for the Obligations.

  7.10 Joint and Several Liability. If Debtor consists of more than one Person, their liability shall be joint and several, and the compromise of any claim with, or the release of, any Debtor shall not constitute a compromise with, or a release of, any other Debtor.

  7.11 Limitation of Actions. Any claim or cause of action by Debtor against Greyrock, its directors, officers, employees, agents, accountants or attorneys, based upon, arising from, or relating to this Agreement, or any other present or future document or agreement, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, occurred, done, omitted or suffered to be done by Greyrock, its directors, officers, employees, agents, accountants or attorneys, shall be barred unless asserted by Debtor by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within one year after the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based, and the service of a summons and complaint on an officer of Greyrock, or on any other person authorized to accept service on behalf of Greyrock, within thirty (30) days thereafter. Debtor agrees that such one-year period is a reasonable and sufficient time for Debtor to investigate and act upon any such claim or cause of action. The one-year period provided herein shall not be waived, tolled, or extended except by the written consent of Greyrock in its sole discretion. This provision shall survive any termination of this Agreement or any other present or future agreement.

  7.12 Paragraph Headings; Construction. Paragraph headings are only used in this Agreement for convenience. Debtor and Greyrock acknowledge that the headings may not describe completely the subject matter of the applicable paragraph, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. The term "including", whenever used in this Agreement, shall mean "including (but not limited to)". This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against Greyrock or Debtor under any rule of construction or otherwise.

  7.13 Governing Law; Jurisdiction; Venue. This Agreement and all acts and transactions hereunder and all rights and obligations of Greyrock and Debtor shall be governed by the laws of the State of California. As a material part of the consideration to Greyrock to enter into this Agreement, Debtor (i) agrees that all actions and proceedings relating directly or indirectly to this Agreement shall, at Greyrock's option, be litigated in courts located within California, and that the exclusive venue therefor shall be Los Angeles County;
(ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights Debtor may have to object to the jurisdiction of any such court or to transfer or change the venue of any such action or proceeding.

Greyrock Capital                                         Security Agreement
-----------------------------------------------------------------------------

  7.14 Mutual Waiver of Jury Trial. DEBTOR AND GREYROCK EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN GREYROCK AND DEBTOR, OR ANY CONDUCT, ACTS OR OMISSIONS OF GREYROCK OR DEBTOR OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH GREYROCK OR DEBTOR, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

 Debtor:  IN THE COMPANY OF DOGS,
          INC.

          By /s/ GREGORY SMITH
             -----------------
          Title Vice President of Finance
                -------------------------

    By _______________________
    Title______________________

Greyrock:  GREYROCK CAPITAL,
           a Division of Banc of America
           Commercial Finance Corporation

    By________________________
    Title_______________________


Schedule to Security Agreement

Prior Names of Debtor:

     Aardvark Pet Products, Inc.
     C/R Catalog Corp.

Fictitious Names, Trade Names and Trade Styles of Debtor:

               In the Company of Dogs

Other Addresses and Other Locations of Collateral:

Insurance Coverage: [see Schedule to Loan and Security Agreement, dated January 31, 2000, executed by Greyrock and Petopia.com, Inc.]